United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or Section 15(d) of the

Securities Exchange Act of 1934

December 8, 2022

Date of Report (Date of earliest event reported)

Roth CH Acquisition IV Co.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-40710	83-3583873
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

888 San Clemente Drive, Suite 400 Newport Beach, CA	92660
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 720-5700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ROCG	The Nasdaq Stock Market LLC
Warrants	ROCGW	The Nasdaq Stock Market LLC
Units	ROCGU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 8, 2022, Roth CH Acquisition IV Co., a Delaware corporation (the “Company”), filed a proxy statement, dated December 8, 2022 (the “proxy statement”), with the U.S. Securities and Exchange Commission in connection with the special meeting of stockholders to be held on December 20, 2022 at 3:30 p.m. Eastern Time. As more fully described in the proxy statement, the special meeting will be held for the purpose of considering and voting on the following proposals: (i) a proposal to amend (the “Extension Amendment”) the Company’s amended and restated certificate of incorporation (the “Charter”), to extend the date by which the Company has to consummate a business combination up to five (5) times, each such extension for an additional one (1) month period (each an “Extension”), from February 10, 2023 to July 10, 2023; and (ii) a proposal to direct the chairperson of the special meeting to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, there are not sufficient votes to approve the Extension Amendment proposal.

In connection with the Extension Amendment, public stockholders may elect (the “Election”) to redeem their shares for a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account established in connection with the Company’s initial public offering (the “Trust Account”), including interest not previously released to the Company to pay franchise and income taxes, divided by the number of then outstanding public shares. If the Extension Amendment is approved by the requisite vote of stockholders, the remaining holders of public shares will retain their right to redeem their public shares when the business combination is submitted to the stockholders, subject to any limitations set forth in the Charter, as amended by the Extension Amendment. However, the Company will not proceed with the Extension Amendment if the redemption of public shares in connection therewith would cause the Company to have net tangible assets of less than $5,000,001. On December 8 and 9, 2022, the Company entered into non-redemption agreements with certain stockholders owning, in the aggregate, 1,631,811 shares of the Company’s common stock, in which such stockholders agreed, among other things, not to redeem or exercise any right to redeem such public shares in connection with the Extension Amendment. The Company agreed to pay the stockholders that entered into such agreements $0.083 per share for the period from the stockholder approval of the Extension Amendment proposal scheduled on December 20, 2022 through February 10, 2023 and subsequently $0.05 per share for each one-month Extension in connection with such agreements. The Company may enter into other agreements with one or more stockholders in which such stockholders will agree not to redeem all or a portion of their public shares in connection with the Extension Amendment. No additional funds will be deposited into the Trust Account.

A form of the non-redemption agreement is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the non-redemption agreement and the transactions contemplated thereby is not complete and is qualified in its entirety by reference to the form of non-redemption agreement filed herewith.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description
10.1	Form of Non-Redemption Agreement.
104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 13, 2022

ROTH CH ACQUISITION IV CO.

By:	/s/ Byron Roth
Name:	Byron Roth
Title:	Co-Chief Executive Officer and Chairman of the Board